EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Moody’s Corporation on Form 10-K for the year ended December 31, 2018 as filed with the SEC on the date hereof (the “Report”), I, Mark Kaye, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MARK KAYE

Mark Kaye
Senior Vice President and Chief Financial Officer

February 22, 2019

148	MOODY’S 2018 10-K